Free Writing Prospectus
Filed pursuant to Rule 433
Registration Nos. 333-149531 and 333-149531-02
May 6, 2008
The following is a correction to page 12 of the Netroadshow presentation posted today that included an error, which has now been corrected. The 2007 CER Growth Percentage for Products off patent in 2007 should have read negative 48% instead of negative 11%.
The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantor have filed with the SEC for more complete information about the issuer, the guarantor and this offering.
You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407, J.P. Morgan Securities Inc. collect at 1-212-834-4533 or Lehman Brothers Inc. toll free at 1-800-603-5847.